CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Professionally Managed Portfolios with respect to the Muzinich Short Duration High Yield Corporate Debt Fund, the Muzinich High Income Floating Rate Fund, the Muzinich U.S. High Yield Corporate Bond Fund, and the Muzinich Credit Opportunities Fund, each a series of shares of Professionally Managed Portfolios.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 13, 2012